Exhibit 99.1

Ribbon Communications Inc. Reports
Third Quarter 2024 Financial Results

Strong Profitability Exceeds Expectations

Cloud & Edge Revenue Grew 11% YoY and 16% QoQ

October 23, 2024

Conference Call Details:

Conference call to discuss the Company’s financial results for the third quarter ended September 30, 2024.

Date: Wednesday, October 23, 2024

Time: 4:30 p.m. (ET)

Dial-In Information:

US/Canada: 877-407-2991

International: 201-389-0925

Instant Telephone Access: Call me™

Live (Listen-Only) Webcast:

Available via the Investor Relations website, where a replay will also be available shortly following the conference call.

For more details on financial results, please visit investors.ribboncommunications.com.

Investor Relations

+1 (978) 614-8050

ir@rbbn.com

Media Contact

Catherine Berthier

+1 (646) 741-1974

cberthier@rbbn.com

Plano, TX – Ribbon Communications Inc. (Nasdaq: RBBN), a global provider of real time communications technology and IP optical networking solutions to many of the world’s largest service providers, enterprises, and critical infrastructure operators to modernize and protect their networks, today announced its financial results for the third quarter of 2024.

Revenue for the third quarter of 2024 was $210 million, compared to $203 million for the third quarter of 2023 and $193 million for the second quarter of 2024. GAAP Loss from Operations was ($1 million) while Non-GAAP Adjusted EBITDA improved to $30 million, or 14% of sales, in the third quarter 2024. GAAP and Non-GAAP Gross Margins were strong at 52% and 55%, respectively.

“I am very pleased with our financial performance in the third quarter with overall sales growing 3.5% year over year, led by strong growth in our Cloud & Edge secure communications business. Gross Margin exceeded expectations with a positive mix of product sales and good execution from our Professional Services team, resulting in profitability at the high end of our guidance range,” stated Bruce McClelland, President and Chief Executive Officer of Ribbon Communications.

Mr. McClelland added, “We expect this momentum to continue into the fourth quarter and into 2025 as we continue to ramp voice modernization programs with Verizon and multiple other carriers, execute on new awards with U.S. Federal Defense agencies, and to grow the U.S. rural broadband segment. Our guidance for the fourth quarter projects year-over-year sales growth of 8% at the midpoint, reflecting all of these trends along with seasonal strength in Enterprise.”

Financial Highlights1

	Three months ended		Nine months ended
	September 30,		September 30,
In millions, except per share amounts	2024	2023	2024	2023
GAAP Revenue	$210	$203	$583	$600
GAAP Net income (loss)	$(13)	$(14)	$(61)	$(73)
Non-GAAP Net income (loss)	$8	$9	$16	$14
Non-GAAP Adjusted EBITDA	$30	$28	$63	$48
GAAP diluted earnings (loss) per share	$(0.08)	$(0.08)	$(0.35)	$(0.43)
Non-GAAP diluted earnings (loss) per share	$0.05	$0.05	$0.09	$0.08
Weighted average shares outstanding basic	175	171	174	170
Weighted average shares outstanding diluted	177	176	176	176

1 Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

“I am very excited to be joining Ribbon at this inflection point in the business and look forward to applying my telecom experience at Verizon and Vodafone to the supplier side of the ecosystem. Ribbon plays an important role in the implementation and support of strategic communication services across many of the largest and most sensitive networks in the world and has a great opportunity to substantially grow its presence and generate shareholder value,” said John Townsend, Chief Financial Officer of Ribbon Communications effective November 1, 2024.

Business Outlook2

For the fourth quarter of 2024, the Company expects sequential growth in both of our businesses with revenue in a range of $235 million to $255 million. Non-GAAP gross margin is projected in a range of 55.5% to 56%. Adjusted EBITDA is projected in a range of $46 million to $52 million.

The Company’s outlook is based on current indications for its business, which are subject to change.

2 GAAP earnings guidance is not provided. Please see the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures and additional information about the non-GAAP measures in the section entitled “Discussion of Non-GAAP Financial Measures” in the attached schedules.

Upcoming Conference Schedule

▪	November 19, 2024: 18th Annual Needham Security, Networking, and Communications Conference

About Ribbon

Ribbon Communications (Nasdaq: RBBN) delivers communications software, IP and optical networking solutions to service providers, enterprises and critical infrastructure sectors globally. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today's smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, and agility, including core to edge software-centric solutions, cloud-native offers, leading-edge security and analytics tools, along with IP and optical networking solutions for 5G and broadband internet. We maintain a keen focus on our commitments to Environmental, Social and Governance (ESG) matters, offering an annual Sustainability Report to our stakeholders. To learn more about Ribbon visit rbbn.com.

Important Information Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this release, including without limitation, statements regarding the Company’s projected financial results for the fourth quarter of 2024 and beyond; market share growth; increases in shareholder value; plans and objectives for future operations, including cost reductions; the impact of the wars in Israel and Ukraine; customer spending and engagement and momentum; and plans for future product development and manufacturing and the expected benefits therefrom, are forward-looking statements. Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are unknown and/or difficult to predict and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, unpredictable fluctuations in quarterly revenue and operating results; the impact of restructuring and cost-containment activities; increases in tariffs, trade restrictions or taxes on the Company’s products; supply chain disruptions resulting from component availability and/or geopolitical instabilities and disputes (including those related to the wars in Israel and Ukraine); the closure, on a temporary basis, of the Company’s offices or those of the Company’s contract manufacturer in Israel as a result of the war and the impact of military call-ups of the Company’s employees in Israel; material litigation; the impact of fluctuations in interest rates; material cybersecurity and data intrusion incidents, including any security breaches resulting in the theft, transfer, or unauthorized disclosure of customer, employee, or Company information; the Company’s ability to comply with applicable domestic and foreign information security and privacy laws, regulations and technology platform rules or other obligations related to data private and security; failure to compete successfully against telecommunications equipment and networking companies; failure to grow the Company’s customer base or generate recurring business from existing customers; credit risks; the timing of customer purchasing decisions and the Company’s recognition of revenues; macroeconomic conditions, including inflation; the ability to adapt to rapid technological and market changes; the ability to generate positive returns on the Company’s research and development; the ability to protect Company intellectual property rights and obtain necessary licenses; the ability to maintain partner, reseller, distribution and vendor support and supply relationships; the potential for defects in the Company’s products; risks related to the terms of the Company’s credit agreement; higher risks in international operations and markets; currency fluctuations; unanticipated averse changes in legal, regulatory or tax laws; future accounting pronouncements or changes in the Company’s accounting policies; and/or failure or circumvention of the Company’s controls and procedures. We therefore caution you against relying on any of these forward-looking statements.

These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business and results from operations. Additional information regarding these and other factors can be found in the Company's reports filed with the Securities and Exchange Commission, including, without limitation, its Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by the Company in this release speaks only as of the date on which this release was first issued. The Company undertakes no obligation to update any forward-looking statement publicly or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Discussion of Non-GAAP Financial Measures

The Company’s management uses several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of its business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs. The Company considers the use of non-GAAP financial measures helpful in assessing the core performance of its continuing operations and when planning and forecasting future periods. The Company’s annual financial plan is prepared on a non-GAAP basis and is approved by its board of directors. In addition, budgeting and forecasting for revenue and expenses are conducted on a non-GAAP basis, and actual results on a non-GAAP basis are assessed against the annual financial plan. The Company defines continuing operations as the ongoing results of its business adjusted for certain expenses and credits, as described below. The Company believes that providing non-GAAP information to investors allows them to view the Company's financial results in the way its management views them and helps investors to better understand the Company’s core financial and operating performance and evaluate the efficacy of the methodology and information used by its management to evaluate and measure such performance.

While the Company’s management uses non-GAAP financial measures as tools to enhance its understanding of certain aspects of the Company’s financial performance, management does not consider these measures to be a substitute for, or superior to, GAAP measures. In addition, the Company’s presentations of these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures. In particular, many of the adjustments to the Company’s financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future.

Stock-Based Compensation

The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. The Company believes that presenting non-GAAP operating results that exclude stock-based compensation provides investors with visibility and insight into its management’s method of analysis and its core operating performance.

Amortization of Acquired Technology (including software licenses); Amortization of Acquired Intangible Assets

Amortization amounts are inconsistent in frequency and amount and are significantly impacted by the timing and size of acquisitions. Amortization of acquired technology is reported separately within Cost of revenue and Amortization of acquired intangible assets is reported separately within Operating expenses. These items are reported collectively as Amortization of acquired intangible assets in the accompanying reconciliations of non-GAAP and GAAP financial measures. The Company believes that excluding non-cash amortization of these intangible assets facilitates the comparison of its financial results to its historical operating results and to other companies in its industry as if the acquired intangible assets had been developed internally rather than acquired.

Litigation Costs

In connection with certain ongoing litigation where Ribbon is the defendant (as described in Note 26 to the Company's Consolidated Financial Statements included in its Annual Report on Form 10-K for the year ended December 31, 2023), the Company has incurred litigation costs beginning in 2023. Also, on October 14, 2024, a settlement in principle was reached on one of these legal matters and the Company accrued the $5 million settlement in the third quarter of 2024. These costs are included as a component of general and administrative expense. The Company believes that such costs are not part of its core business or ongoing operations, are unplanned, and generally are not within its control. Accordingly, the Company believes that excluding litigation costs related to these specific legal matters facilitates the comparison of the Company’s financial results to its historical operating results and to other companies in its industry.

Acquisition-, Disposal- and Integration-Related

The Company considers certain acquisition-, disposal- and integration-related costs to be unrelated to the organic continuing operations of the Company and its acquired businesses. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets. The Company excludes such acquisition-, disposal- and integration-related costs to allow more accurate comparisons of its financial results to its historical operations and the financial results of less acquisitive peer companies and allows management and investors to consider the ongoing operations of the business both with and without such expenses.

Restructuring and Related

The Company has recorded restructuring and related expense to streamline operations and reduce operating costs by closing and consolidating certain facilities and reducing its worldwide workforce. The Company believes that excluding restructuring and related expense facilitates the comparison of its financial results to its historical operating results and to other companies in its industry, as there are no future revenue streams or other benefits associated with these costs.

Preferred Stock and Warrant Liability Mark-to-Market Adjustment

The Company recorded adjustments to the fair value of its Series A Preferred Stock and Warrants to purchase shares of the Company’s common stock in Other (expense) income, net. Both of these instruments were issued in March 2023 in connection with the Company’s private placement and have been classified as liabilities and marked to market each reporting period until the Series A Preferred Stock was fully redeemed on June 25, 2024. The Warrant liability remains outstanding and will continue to be marked to market each reporting period. The Company excluded these gains and losses from the change in the fair value of these liabilities because it believes that such gains or losses were not part of its core business or ongoing operations.

Tax Effect of Non-GAAP Adjustments

The Non-GAAP income tax provision is presented based on an estimated tax rate applied against forecasted annual non-GAAP income. The Non-GAAP income tax provision assumes no available net operating losses or valuation allowances for the U.S. because of reporting significant cumulative non-GAAP income over the past several years. The Company is reporting its non-GAAP quarterly income taxes by computing an annual rate for the Company and applying that single rate (rather than multiple rates by jurisdiction) to its consolidated quarterly results. The Company expects that this methodology will provide a consistent rate throughout the year and allow investors to better understand the impact of income taxes on its results. Due to the methodology applied to its estimated annual tax rate, the Company’s estimated tax rate on non-GAAP income will differ from its GAAP tax rate and from its actual tax liabilities.

Adjusted EBITDA

The Company uses Adjusted EBITDA as a supplemental measure to review and assess its performance. The Company calculates Adjusted EBITDA by excluding from income (loss) from operations: depreciation; stock-based compensation; amortization of acquired intangible assets; certain litigation costs; acquisition-, disposal- and integration-related expense; and restructuring and related expense. In general, the Company excludes the expenses that it considers to be non-cash and/or not a part of its ongoing operations. The Company may exclude other items in the future that have those characteristics. Adjusted EBITDA is a non-GAAP financial measure that is used by the investing community for comparative and valuation purposes. The Company discloses this metric to support and facilitate dialogue with research analysts and investors. Other companies may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2024	2024	2023
Revenue:
Product	$112,151	$99,133	$108,501
Service	98,087	93,487	94,660
Total revenue	210,238	192,620	203,161

Cost of revenue:
Product	59,405	54,845	59,436
Service	34,893	33,376	33,065
Amortization of acquired technology	6,323	6,532	7,157
Total cost of revenue	100,621	94,753	99,658

Gross profit	109,617	97,867	103,503

Gross margin	52.1%	50.8%	50.9%

Operating expenses:
Research and development	45,645	43,489	46,229
Sales and marketing	33,060	32,984	32,795
General and administrative	21,588	14,901	12,885
Amortization of acquired intangible assets	6,457	6,508	7,216
Acquisition-, disposal- and integration-related	-	-	842
Restructuring and related	3,794	1,920	2,680
Total operating expenses	110,544	99,802	102,647

Income (loss) from operations	(927)	(1,935)	856
Interest expense, net	(11,952)	(3,879)	(7,143)
Other (expense) income, net	1,056	(9,503)	(2,620)

Income (loss) before income taxes	(11,823)	(15,317)	(8,907)
Income tax benefit (provision)	(1,599)	(1,499)	(4,594)

Net income (loss)	$(13,422)	$(16,816)	$(13,501)

Earnings (loss) per share:
Basic	$(0.08)	$(0.10)	$(0.08)
Diluted	$(0.08)	$(0.10)	$(0.08)

Weighted average shares used to compute earnings (loss) per share:
Basic	174,613	173,793	171,190
Diluted	174,613	173,793	171,190

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except percentages and per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2024	2023
Revenue:
Product	$298,894	$319,166
Service	283,628	280,772
Total revenue	582,522	599,938

Cost of revenue:
Product	160,044	189,426
Service	103,633	102,152
Amortization of acquired technology	19,406	21,985
Total cost of revenue	283,083	313,563

Gross profit	299,439	286,375

Gross margin	51.4%	47.7%

Operating expenses:
Research and development	134,897	145,309
Sales and marketing	100,760	102,099
General and administrative	51,680	41,276
Amortization of acquired intangible assets	19,671	21,740
Acquisition-, disposal- and integration-related	-	2,982
Restructuring and related	8,779	13,924
Total operating expenses	315,787	327,330

Income (loss) from operations	(16,348)	(40,955)
Interest expense, net	(21,818)	(20,331)
Other (expense) income, net	(15,960)	(536)

Income (loss) before income taxes	(54,126)	(61,822)
Income tax benefit (provision)	(6,473)	(11,463)

Net income (loss)	$(60,599)	$(73,285)

Earnings (loss) per share:
Basic	$(0.35)	$(0.43)
Diluted	$(0.35)	$(0.43)

Weighted average shares used to compute earnings (loss) per share:
Basic	173,615	169,955
Diluted	173,615	169,955

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$37,240	$26,494
Restricted cash	2,853	136
Accounts receivable, net	249,183	268,421
Inventory	77,316	77,521
Other current assets	49,987	46,146
Total current assets	416,579	418,718

Property and equipment, net	48,782	41,820
Intangible assets, net	199,322	238,087
Goodwill	300,892	300,892
Deferred income taxes	84,472	69,761
Operating lease right-of-use assets	30,732	39,783
Other assets	33,980	35,092
	$1,114,759	$1,144,153

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of term debt	$4,813	$35,102
Accounts payable	78,939	85,164
Accrued expenses and other	102,942	91,687
Operating lease liabilities	10,644	15,739
Deferred revenue	95,761	113,381
Total current liabilities	293,099	341,073

Long-term debt, net of current	332,428	197,482
Warrant liability	5,587	5,295
Preferred stock liability	-	53,337
Operating lease liabilities, net of current	33,249	38,711
Deferred revenue, net of current	16,751	19,218
Deferred income taxes	5,616	5,616
Other long-term liabilities	32,495	30,658
Total liabilities	719,225	691,390

Commitments and contingencies

Stockholders' equity:
Common stock	17	17
Additional paid-in capital	1,967,952	1,958,909
Accumulated deficit	(1,580,549)	(1,519,950)
Accumulated other comprehensive income	8,114	13,787
Total stockholders' equity	395,534	452,763
	$1,114,759	$1,144,153

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(60,599)	$(73,285)
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	10,131	10,603
Amortization of intangible assets	39,077	43,725
Amortization of debt issuance costs and original issue discount	4,137	2,517
Amortization of accumulated other comprehensive gain related to interest rate swap	(8,196)	(3,818)
Stock-based compensation	12,061	16,914
Deferred income taxes	(14,614)	(3,617)
Gain on sale of swap	-	(7,301)
Change in fair value of warrant liability	292	(444)
Change in fair value of preferred stock liability	8,091	(572)
Dividends accrued on preferred stock liability	2,743	2,573
Payment of dividends accrued on preferred stock liability	(6,686)	-
Foreign currency exchange (gains) losses	1,357	1,174
Changes in operating assets and liabilities:
Accounts receivable	18,896	31,345
Inventory	(1,630)	(4,327)
Other operating assets	9,456	27,785
Accounts payable	(7,580)	(22,276)
Accrued expenses and other long-term liabilities	1,624	(16,255)
Deferred revenue	(20,087)	(7,793)
Net cash provided by (used in) operating activities	(11,527)	(3,052)

Cash flows from investing activities:
Purchases of property and equipment	(14,428)	(6,620)
Purchases of software licenses	(462)	-
Net cash provided by (used in) investing activities	(14,890)	(6,620)

Cash flows from financing activities:
Borrowings under revolving line of credit	44,106	67,000
Principal payments on revolving line of credit	(44,106)	(57,000)
Proceeds from issuance of term debt	342,300	-
Principal payments of term debt	(236,270)	(90,044)
Payment of debt issuance costs	(5,985)	(1,572)
Proceeds from issuance of preferred stock and warrant liabilities	-	53,350
Payment of preferred stock liability	(56,850)	-
Proceeds from the exercise of stock options	17	15
Payment of tax obligations related to vested stock awards and units	(3,035)	(3,912)
Net cash provided by (used in) financing activities	40,177	(32,163)

Effect of exchange rate changes on cash and cash equivalents	(297)	(926)

Net increase (decrease) in cash and cash equivalents	13,463	(42,761)
Cash, cash equivalents and restricted cash, beginning of year	26,630	67,262
Cash, cash equivalents and restricted cash, end of period	$40,093	$24,501

RIBBON COMMUNICATIONS INC.

Supplemental Information

(in thousands)

(unaudited)

The following tables provide the details of stock-based compensation included as components of other line items in the Company's Consolidated Statements of Operations and the line items in which these amounts are reported.

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2024	2024	2023	2024	2023
Stock-based compensation
Cost of revenue - product	$64	$64	$121	$234	$385
Cost of revenue - service	291	274	536	1,037	1,597
Cost of revenue	355	338	657	1,271	1,982

Research and development	745	616	1,259	2,429	3,821
Sales and marketing	1,108	954	1,402	3,219	5,673
General and administrative	1,837	1,586	1,632	5,142	5,438
Operating expense	3,690	3,156	4,293	10,790	14,932

Total stock-based compensation	$4,045	$3,494	$4,950	$12,061	$16,914

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	September 30,	June 30,	September 30,
	2024	2024	2023
GAAP Gross margin	52.1%	50.8%	50.9%
Stock-based compensation	0.2%	0.2%	0.3%
Amortization of acquired technology	3.0%	3.4%	3.6%
Non-GAAP Gross margin	55.3%	54.4%	54.8%

GAAP Net income (loss)	$(13,422)	$(16,816)	$(13,501)
Stock-based compensation	4,045	3,494	4,950
Amortization of intangible assets	12,780	13,040	14,373
Litigation costs	6,896	1,768	478
Acquisition-, disposal- and integration-related	-	-	842
Restructuring and related	3,794	1,920	2,680
Preferred stock and warrant liability mark-to-market adjustment	(583)	8,210	148
Tax effect of non-GAAP adjustments	(5,024)	(3,095)	(615)
Non-GAAP Net income (loss)	$8,486	$8,521	$9,355

GAAP Diluted earnings (loss) per share	$(0.08)	$(0.10)	$(0.08)
Stock-based compensation	0.02	0.02	0.03
Amortization of intangible assets	0.08	0.08	0.08
Litigation costs	0.04	0.01	*
Acquisition-, disposal- and integration-related	-	-	*
Restructuring and related	0.02	0.01	0.02
Preferred stock and warrant liability mark-to-market adjustment	*	0.05	*
Tax effect of non-GAAP adjustments	(0.03)	(0.02)	*
Non-GAAP Diluted earnings (loss) per share	$0.05	$0.05	$0.05

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	174,613	173,793	171,190
Shares used to compute Non-GAAP diluted earnings (loss) per share	177,028	176,246	176,298

GAAP Income (loss) from operations	$(927)	$(1,935)	$856
Depreciation	3,361	3,376	3,544
Stock-based compensation	4,045	3,494	4,950
Amortization of intangible assets	12,780	13,040	14,373
Litigation costs	6,896	1,768	478
Acquisition-, disposal- and integration-related	-	-	842
Restructuring and related	3,794	1,920	2,680
Non-GAAP Adjusted EBITDA	$29,949	$21,663	$27,723

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Nine months ended
	September 30,	September 30,
	2024	2023
GAAP Gross Margin	51.4%	47.7%
Stock-based compensation	0.2%	0.3%
Amortization of acquired technology	3.4%	3.7%
Non-GAAP Gross Margin	55.0%	51.7%

GAAP Net income (loss)	$(60,599)	$(73,285)
Stock-based compensation	12,061	16,914
Amortization of intangible assets	39,077	43,725
Litigation costs	9,615	769
Acquisition-, disposal- and integration-related	-	2,982
Restructuring and related	8,779	13,924
Preferred stock and warrant liability mark-to-market adjustment	11,126	1,558
Preferred stock and warrant liability issuance costs	-	3,545
Tax effect of non-GAAP adjustments	(4,148)	4,144
Non-GAAP Net income (loss)	$15,911	$14,276

GAAP Diluted earnings (loss) per share	$(0.35)	$(0.43)
Stock-based compensation	0.07	0.10
Amortization of intangible assets	0.23	0.26
Litigation costs	0.05	*
Acquisition-, disposal- and integration-related	-	0.02
Restructuring and related	0.05	0.08
Preferred stock and warrant liability mark-to-market adjustment	0.06	0.01
Preferred stock and warrant liability issuance costs	-	0.02
Tax effect of non-GAAP adjustments	(0.02)	0.02
Non-GAAP Diluted earnings (loss) per share	$0.09	$0.08

Weighted average shares used to compute diluted earnings (loss) per share
Shares used to compute GAAP diluted earnings (loss) per share	173,615	169,955
Shares used to compute Non-GAAP diluted earnings (loss) per share	176,416	175,986

GAAP Income (loss) from operations	$(16,348)	$(40,955)
Depreciation	10,131	10,603
Stock-based compensation	12,061	16,914
Amortization of intangible assets	39,077	43,725
Litigation costs	9,615	769
Acquisition-, disposal- and integration-related	-	2,982
Restructuring and related	8,779	13,924
Non-GAAP Adjusted EBITDA	$63,315	$47,962

* Less than $0.01 impact on earnings (loss) per share.

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures

(in thousands)

(unaudited)

	Trailing Twelve Months
	September 30,	June 30,	September 30,
	2024	2024	2023
GAAP Income (loss) from operations	$322	$2,105	$(39,690)
Depreciation	13,633	13,816	14,210
Stock-based compensation	16,953	17,858	22,126
Amortization of intangible assets	52,243	53,836	58,694
Litigation costs	10,153	3,735	769
Acquisition-, disposal- and integration-related	1,494	2,336	4,896
Restructuring and related	11,064	9,950	15,780
Non-GAAP Adjusted EBITDA	$105,862	$103,636	$76,785

RIBBON COMMUNICATIONS INC.

Reconciliation of Non-GAAP and GAAP Financial Measures - Outlook

(unaudited)

	Three months ending		Year ending
	December 31, 2024		December 31, 2024
	Midpoint (1)	Range	Midpoint (1)	Range
Revenue ($ millions)	$245	+/-$10M	$828	+/-$10M

Gross margin:
GAAP outlook	53.30%		52.00%
Stock-based compensation	0.20%		0.20%
Amortization of acquired technology	2.25%		3.00%
Non-GAAP outlook	55.75%	+/-0.25%	55.20%	+/-0.1%

Adjusted EBITDA ($ millions):
GAAP income (loss) from operations	$26.9		$10.4
Depreciation	3.5		13.6
Stock-based compensation	4.1		16.2
Amortization of intangible assets	11.8		50.8
Litigation costs	1.4		11.0
Restructuring and related	1.3		10.0
Non-GAAP outlook	$49.0	+/-$3M	$112.0	+/-$3M

(1) Q4 2024 and FY 2024 outlook represents the midpoint of the expected ranges